For additional information, contact:

T. Heath Fountain

Executive Vice President and

Chief Financial Officer

(229) 878-2055

Heritage financial group, Inc. reports THIRD QUARTER NET INCOME INCREASES 48% TO  $2.0 MILLION OR $0.26 PER DILUTED SHARE

COMPANY DECLARES QUARTERLY CASH DIVIDEND OF $0.07 PER SHARE

Albany, Ga. (October 29, 2014) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended September 30, 2014.  Key highlights  of the Company's report for the third quarter of 2014 include:

•

Net income of $2.0 million or $0.26 per diluted share, up 11% from $1.8 million or $0.23 per diluted share for the linked quarter, and up 48% from $1.3 million or $0.18 per diluted share for the year-earlier quarter;

•

Net income, excluding special items for each quarter, of $3.2 million or $0.42 per diluted share, up 35% from $2.4 million or $0.31 per diluted share for the linked quarter, and up 84% from $1.7 million or $0.23 per diluted share for the year-earlier quarter (see non-GAAP reconciliation);

•	The successful completion of the Company's first open-bank acquisition, Alarion Financial Services, Inc. and its subsidiary Alarion Bank ("Alarion"), on September 30, 2014;
•	Loan growth, excluding acquired loans, of $29.3 million or 4% on a linked-quarter basis and $108.5 million or 16% compared with the year-earlier quarter;
•	A decline in nonperforming loans, excluding acquired loans, of 2% on a linked-quarter basis and 37% compared with the year-earlier quarter;
•	An increase in the provision for loan losses, excluding acquired loans, to $575,000, up from $510,000 for the linked quarter and up 64% compared with $350,000 for the year-earlier quarter; and
•	An increase in mortgage originations to $292.6 million, up $42.7 million or 17% from the linked quarter and up $177.3 million or 154% from the year-earlier quarter.

Commenting on the announcement, Leonard Dorminey, President and Chief Executive Officer, said, "Results for this past quarter reflected significant progress in the growth of our business and the execution of our expansion strategies – most notably with the completion of the Alarion acquisition, which facilitated our entry into the Gainesville, Florida market.  Additionally, HeritageBank Mortgage has experienced continued growth, recording its second consecutive profitable quarter, and, with a record level of loan locks at quarter's end, is on track to finish the year strong.  All aspects of our operations continue to perform well, as indicated by ongoing organic loan growth and continued momentum in loan production across most of our markets, which keeps us on pace for another year of double-digit growth.  This progress, coupled with further improvements in credit quality measures, has greatly strengthened our banking operations.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

"Subsequent to quarter's end, we were pleased to announce an agreement to purchase our first branch in the Metro Atlanta area," Dorminey continued.  "The branch, to be acquired from The PrivateBank and Trust Company ("PrivateBank"), a wholly owned subsidiary of Chicago-based PrivateBancorp, Inc., is located on the northeast area of the city.  It is expected to give us greater visibility and access to an attractive number of small- and medium-sized businesses, which will allow us to pursue a niche-focused commercial bank model and will provide the footing for further expansion in metro Atlanta.  We are excited about this opportunity, especially considering Brian Schmitt has joined our company as Executive Vice President, Atlanta Market CEO and Director of Mergers & Acquisitions.  Schmitt has over 30 years of experience in the Atlanta market and will be a tremendous asset in support of our growth plans."

Dorminey also noted that the Company's Board of Directors has declared a regular quarterly cash dividend of $0.07 per share, which will be paid on November  26, 2014, to stockholders of record as of November 12, 2014.

Alarion Merger

On September 30, 2014, the Company successfully completed the merger of Alarion Financial Services, Inc. and its subsidiary Alarion Bank with and into Heritage Financial Group, Inc. and subsidiary HeritageBank of the South.  In connection with the merger, the Company issued 1,158,147 shares for exchange of Alarion's shares and recorded $6.8 million in goodwill.  The Company acquired $160.5 million in non-credit impaired loans, $38.7 million in credit impaired loans, $2.0 million in other real estate owned ("OREO"), and $230.7 million in total deposits.  Immediately following the merger, the Company redeemed all of Alarion's preferred stock in exchange for $4.5 million in cash and 178,267 shares of the Company's common stock.  The Company expects to complete Alarion's system conversion during the fourth quarter of 2014.

Third Quarter 2014 Results of Operations

The $187,000 increase in reported quarterly earnings for the third quarter of 2014 compared with the linked quarter resulted primarily from the following items:

•	Solid growth in revenue from mortgage banking activities of $1.7 million;
•	Decreased FDIC loss-share clawback expenses of $917,000;
•	Reduced negative accretion of the FDIC loss-share receivable of $708,000;
•	Increased gain on sales of securities of $490,000; offset by
•	Increased acquisition-related expenses of $2.4 million, driven primarily by the Alarion merger; and
•	Increased salaries and employee benefits of $1.1 million, driven primarily by mortgage banking expansion.

The  $637,000 increase in reported quarterly earnings for the third quarter of 2014 compared with the year-earlier quarter primarily reflected the following items:

•	Solid growth in revenue from mortgage banking activities of $4.8 million;
•	Increased interest income of $2.6 million;
•	Increased gain on sales of securities of $628,000; offset by
•	Increased salaries and employee benefits of $3.3 million;
•	Increased acquisition-related expenses of $2.3 million; and
•	Increased negative accretion of the FDIC loss-share receivable of $1.2 million

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Net interest income for the third quarter of 2014 increased 17% to $15.9 million from $13.6 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to acquisitions and organic growth.  The Company's net interest margin was 4.80%  for the third quarter of 2014, an increase of seven basis points from 4.73%  for the year-earlier period.  The increase in net interest margin for the third quarter of 2014 compared with the year-earlier quarter was driven by an improvement in the interest-earning asset mix, which increased the yield on interest earning assets by five basis points coupled with a one basis point decline in the cost of interest-bearing liabilities.  Excluding acquired credit impaired loan discount adjustments from the net interest margin, the core net interest margin was 3.29% for the third quarter of 2014, an improvement of six basis points from 3.23%  for the year-earlier quarter.  The improvement in the core net interest margin was driven primarily by an improvement in the interest-earning asset mix compared with the year-earlier quarter.

In the third quarter of 2014, the Company continued to achieve loan growth,  with its non-acquired loan portfolio increasing $29.3 million organically on a linked-quarter basis and advancing $108.5 million overall compared with the year-earlier quarter.  For the third quarter of 2014, the Company's loan portfolio,  including acquired  loans, totaled $1.069 billion,  increasing  $224.0 million on a linked-quarter basis from $845.1 million and $280.0 million from $789.1 million compared with the year-earlier quarter, driven primarily by the Alarion merger and to a lesser extent organic loan growth.  The organic loan growth from the linked quarter reflected primarily growth in the South Atlanta, Statesboro, Macon, Birmingham, Auburn/Columbus, and Ocala markets.  Total deposits stood at $1.341 billion at the end of the third quarter of 2014,  up 11% from $1.209 billion on a linked-quarter basis, and up 27% from $1.052  billion for the year-earlier quarter, driven primarily by the Alarion merger, which was offset in part by a large withdrawal by a municipal depositor.

For the third quarter of 2014, the Company's loans held for sale totaled $147.9 million, increasing $20.7 million or 16% on a linked-quarter basis from $127.2 million, and increasing $109.8 million or 289%  from $38.0 million compared with the year-earlier quarter.  The increase in the loans held for sale for the current quarter occurred as production outpaced loan sales.    Loan sales to agencies in the third quarter totaled $195.4 million and, separately, the Company recorded a gain of $1.9 million related to the mortgage servicing rights for those loans.    Total mortgage production for the third quarter was $292.6 million, up 17% on a linked-quarter basis from  $249.9 million and up 154% from $115.3 million compared with the year-earlier quarter.

Noninterest income for the third quarter of 2014 improved 111% to $8.3 million from $3.9 million in the year-earlier quarter, driven primarily by increases in revenue from mortgage banking activities of $4.8 million and gain on sales of securities of $628,000 offset in part by an increase in negative accretion of the FDIC loss-share receivable of $1.2 million.  Noninterest expense for the third quarter of 2014 increased 34% to $20.6 million from $15.3 million in the year-earlier quarter, driven primarily by increases in salaries and employee benefits of $3.3 million related to the expansion of the mortgage division and an increase in acquisition-related expenses of $2.3 million primarily related to the Alarion merger.

Accounting for Acquired Assets

The Company performs ongoing assessments of the estimated cash flows of its acquired credit impaired loan portfolios.  The fair value of the acquired loan portfolios consisted of $92.1 million in non-covered and $42.4 million in covered loans at the end of the third quarter of 2014 compared with $69.7 million in non-covered and $53.8 million in covered loans for the year-earlier quarter.  The outstanding principal balance of the FDIC-acquired loan portfolios totaled $188.8 million at the end of the third quarter of 2014 compared with $195.5 million for the year-earlier quarter.  The details of the accounting for the acquired credit impaired loan portfolios for the third quarter of 2014 are as follows:

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

•	Covered loans decreased $1.0 million and non-covered loans increased $35.2 million from the linked quarter;
•	The negative accretion for the FDIC loss-share receivable was $2.7 million and the FDIC loss-share clawback accrual decreased to $35,000;
•	Provision expense for covered loans increased to $65,000; and
•	Loan discount accretion recognized in interest income increased to $4.6 million.

For the third quarter of 2014,  credit impaired loan discount accretion recognized in interest income declined to $4.62 million from $4.64 million for the linked quarter, but improved 24% from $3.7 million for the year-earlier quarter.  Provision expense of $65,000 was recorded for loan charge-offs on acquired credit impaired covered loans individually assessed and not provided for by the discount, with approximately 80% of the charge-offs reimbursable by the FDIC.  The provision expense for these covered loans did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with acquired assets covered decreased 16% to $27.9 million from $33.2 million for the linked quarter and declined 37% from $44.5 million for the year-earlier quarter.  The reduction in the FDIC loss-share receivable for the linked quarter was driven primarily by negative accretion of $2.7 million, affecting the loss-share receivable asset associated with the improvement in expected cash flows of the acquired credit impaired performing loan portfolios covered and by FDIC reimbursements received of $2.6 million.    A  decrease to the FDIC clawback liability accrual was recorded as a reduction to the expense for the current quarter of  $35,000, which decreased the total accrual to $3.3 million.  This FDIC clawback liability was caused by improvement in the estimates of expected cash flows for acquired credit impaired loans covered under loss-sharing agreements.

The acquired credit impaired loan covered discount affecting the loss-share receivable was $25.7 million, or 91.9% of the loss-share receivable, for the third quarter of 2014 compared with  $42.7 million, or 95.9% of the loss-share receivable, for the year-earlier quarter.  The gross balance of acquired assets covered decreased to $82.8 million for the third quarter of 2014 compared with $116.2 million for the year-earlier quarter.  The FDIC loss-share receivable as a percent of the acquired assets covered decreased to 33.8% compared with 38.3% for the year-earlier quarter.

Asset Quality

Total nonperforming assets, excluding acquired assets, decreased to $7.5 million, or 0.43% of total assets, compared with $7.5 million, or 0.50% of total assets, for the linked quarter and declined from $13.6 million, or 1.03% of total assets, for the year-earlier quarter.  Annualized net charge-offs to average outstanding loans, excluding acquired loans, were 0.06% for the third quarter of 2014 compared with annualized net charge-offs of 0.05% for the linked quarter and annualized net charge-offs of 0.31% for the year-earlier quarter.  Nonperforming loans, excluding acquired loans, totaled $6.9 million for the third quarter of 2014, down from $7.0 million for the linked quarter and down from $11.0 million for the year-earlier quarter.  OREO and repossessed assets, excluding acquired assets, totaled $648,000 for the third quarter of 2014,  up from $507,000 for the linked quarter, but down from $2.7 million for the year-earlier quarter.

The provision for loan losses on non-acquired loans increased to $575,000 for the third quarter of 2014 from $510,000 for the linked quarter and from $350,000 for the year-earlier quarter, primarily driven by core loan growth.  For the third quarter of 2014, the allowance for loan losses represented 1.28% of total loans outstanding, excluding acquired loans, versus 1.27% for the linked quarter and 1.34% for the year-earlier quarter.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Capital Management Initiatives

The Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.

The Company's estimated total risk-based capital ratio at September 30, 2014, was 12.8%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 8.2% as of September 30, 2014.

Investor Presentation

The Company will make available to investors a presentation, updated for third quarter results, on the Company's website at www.eheritagebank.com under the "Investors" tab and will remain available for 90 days.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily Georgia, Florida and Alabama through 36 banking locations, 20 mortgage offices, and 5 investment offices.  As of September 30, 2014, the Company reported total assets of approximately $1.8 billion and total stockholders' equity of approximately $160 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com under the "Investors" tab.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2013 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

HERITAGE FINANCIAL GROUP, INC.

Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release

(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Total noninterest income	$8,274	$3,918	$5,286	$17,047	$13,875
Gain on sale of securities	(628)	–	(138)	(766)	–
Gain on acquisitions	–	–	–	–	(4,188)
Adjusted noninterest income	$7,646	$3,918	$5,148	$16,281	$9,687
Total noninterest expense	$20,597	$15,334	$18,116	$54,188	$43,242
Acquisition-related expenses	(2,543)	(280)	(101)	(2,696)	(1,220)
Accrual of FDIC acquisitions estimated clawback liability	35	(286)	(882)	(1,390)	(978)
Adjusted noninterest expense	$18,089	$14,768	$17,133	$50,102	$41,044
Net income as reported	$1,959	$1,322	$1,772	$5,074	$7,910
Total adjustments, net of tax*	1,242	418	606	2,324	(1,413)
Adjusted net income	$3,201	$1,740	$2,378	$7,398	$6,497
Diluted earnings per share	$0.26	$0.18	$0.23	$0.68	$1.07
Total adjustments, net of tax*	0.16	0.05	0.08	0.29	(0.21)
Adjusted diluted earnings per share	$0.42	$0.23	$0.31	$0.97	$0.86

* The effective tax rate for the period presented is used to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles ("GAAP").  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)

	(Unaudited)
	September 30,	December 31,
	2014	2013*
ASSETS
Cash and due from banks	$26,793	$34,804
Interest-bearing deposits in banks	10,945	3,249
Federal funds sold	1,434	130
Cash and cash equivalents	39,172	38,183
Securities available for sale, at fair value	339,189	294,299
Federal Home Loan Bank stock, at cost	9,950	7,342
Other equity securities, at cost	1,010	1,010
Loans held for sale	147,867	110,669
Loans:
Non-acquired loans	774,108	684,544
Acquired non-credit impaired loans	160,502	-
Acquired credit impaired loans non-covered	92,051	63,318
Acquired credit impaired loans covered	42,447	50,891
Less allowance for non-acquired loans	9,916	8,955
Loans, net	1,059,192	789,798
Non-acquired other real estate owned	648	1,789
Acquired non-covered other real estate owned	3,296	1,693
Acquired covered other real estate owned	5,281	7,053
Total other real estate owned	9,225	10,535
FDIC loss-share receivable	27,929	41,306
Premises and equipment, net	49,922	37,978
Goodwill and intangible assets	16,702	4,253
Cash surrender value of bank owned life insurance	24,749	24,183
Other assets	30,627	21,369
Total assets	$1,755,534	$1,380,925
LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$199,336	$148,253
Interest-bearing deposits	1,141,925	928,168
Total deposits	1,341,261	1,076,421
Federal funds purchased
Federal funds purchased and securities sold under repurchase agreements	42,815	37,648
Other borrowings	190,440	131,394
Other liabilities	21,070	10,399
Total liabilities	1,595,586	1,255,862
Shareholders' equity:
Preferred stock, par value; $0.01; 5,000,000 shares authorized; none issued	-	-
Common stock, par value $0.01; 45,000,000 shares authorized; 9,183,574 and 7,834,537 shares issued and outstanding, respectively	92	78
Capital surplus	106,510	78,566
Retained earnings	61,262	57,614
Accumulated other comprehensive loss, net of tax of $3,292 and $5,175, respectively	(4,937)	(7,762)
Unearned employee stock ownership plan (ESOP), 292,559 and 332,535 shares, respectively	(2,979)	(3,433)
Total shareholders' equity	159,948	125,063
Total liabilities & shareholders' equity	$1,755,534	$1,380,925

* Derived from Audited Consolidated Financial Statements.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$14,901	$13,452	$42,981	$42,523
Interest on loans held for sale	1,493	434	3,984	839
Interest on taxable securities	1,180	1,155	3,600	3,116
Interest on nontaxable securities	381	318	1,103	911
Interest on federal funds sold	2	4	4	7
Interest on deposits in other banks	20	30	69	140
Total interest income	17,977	15,393	51,741	47,536
Interest expense:
Interest on deposits	1,192	982	3,508	3,077
Interest on other borrowings	856	853	2,560	2,446
Total interest expense	2,048	1,835	6,068	5,523
Net interest income	15,929	13,558	45,673	42,013
Provision for loan losses	640	350	1,284	1,503
Net interest income after provision for loan losses	15,289	13,208	44,389	40,510
Noninterest income:
Service charges on deposit accounts	1,612	1,577	4,558	4,028
Bankcard services income	919	852	2,749	2,445
Other service charges, commissions and fees	178	126	494	370
Brokerage fees	644	561	1,825	1,578
Mortgage banking activities	6,723	1,963	13,915	7,582
Bank-owned life insurance	190	200	566	603
Gain on sales of securities	628	-	766	-
Gain on acquisitions	-	-	-	4,188
Accretion of FDIC loss-share receivable	(2,669)	(1,499)	(8,077)	(7,275)
Other	49	138	251	356
Total noninterest income	8,274	3,918	17,047	13,875
Noninterest expense:
Salaries and employee benefits	11,382	8,108	30,272	22,723
Equipment and occupancy	2,234	1,932	6,382	5,436
Advertising and marketing	288	335	737	871
Professional fees	446	340	1,420	857
Information services expenses	1,080	1,335	3,430	3,824
Net loss on sales and write-downs of other real estate owned	8	335	433	368
Net gain on sales and write-downs of acquired other real estate owned	(37)	(206)	(128)	(433)
Foreclosed asset expenses	77	337	246	779
Foreclosed acquired asset expenses	217	366	835	1,087
FDIC insurance and other regulatory fees	274	293	817	827
Acquisition related expenses	2,543	280	2,696	1,220
Deposit intangible expenses	186	204	574	609
FDIC loss-share clawback expenses	(35)	286	1,390	978
Other operating expenses	1,934	1,389	5,084	4,096
Total noninterest expense	20,597	15,334	54,188	43,242
Income before income taxes	2,966	1,792	7,248	11,143
Applicable income tax	1,007	470	2,174	3,233
Net income	$1,959	$1,322	$5,074	$7,910
Earnings per common share:
Basic earnings per share	$0.26	$0.18	$0.68	$1.07
Diluted earnings per share	$0.26	$0.18	$0.67	$1.05
Weighted average-common shares outstanding:
Basic	7,485,528	7,371,804	7,448,329	7,425,940
Diluted	7,676,233	7,483,812	7,622,378	7,519,664

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands except share and per share data)

	Five Quarter Comparison
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Interest income:
Interest and fees on loans	$14,901	$14,730	$13,350	$15,911	$13,452
Interest on loans held for sale	1,493	1,466	1,025	619	434
Interest on taxable securities	1,180	1,215	1,206	1,231	1,155
Interest on nontaxable securities	381	368	354	337	318
Interest on federal funds sold	2	1	1	2	4
Interest on deposits in other banks	20	30	19	15	30
Total interest income	17,977	17,810	15,955	18,115	15,393
Interest expense:
Interest on deposits	1,192	1,176	1,140	1,000	982
Interest on other borrowings	856	860	844	862	853
Total interest expense	2,048	2,036	1,984	1,862	1,835
Net interest income	15,929	15,774	13,971	16,253	13,558
Provision for loan losses - non-acquired	575	510	65	220	350
Provision for loan losses - acquired covered	65	25	-	-	-
Provision for loan losses - acquired non-covered	-	(61)	105	12	-
Net interest income after provision for loan losses	15,289	15,300	13,801	16,021	13,208
Noninterest income:
Service charges on deposit accounts	1,612	1,503	1,443	1,642	1,577
Bankcard services income	919	941	889	890	852
Other service charges, commissions and fees	178	154	162	121	126
Brokerage fees	644	615	566	560	561
Mortgage banking activities	6,723	5,026	2,166	2,949	1,963
Bank-owned life insurance	190	187	189	198	200
Gain on sales of securities	628	138	-	85	-
Accretion of FDIC loss-share receivable	(2,669)	(3,377)	(2,031)	(2,021)	(1,499)
Other	49	99	103	112	138
Total noninterest income	8,274	5,286	3,487	4,536	3,918
Noninterest expense:
Salaries and employee benefits	11,382	10,310	8,580	8,722	8,108
Equipment and occupancy	2,234	2,153	1,995	1,922	1,932
Advertising and marketing	288	221	228	299	335
Professional fees	446	523	451	559	340
Information services expenses	1,080	1,150	1,200	1,285	1,335
Net loss on sales and write-downs of other real estate owned	8	107	318	38	335
Net (gain) loss on sales and write-downs of acquired other real estate owned	(37)	173	(264)	(536)	(206)
Foreclosed asset expenses	77	82	87	240	337
Foreclosed acquired asset expenses	217	285	333	286	366
FDIC insurance and other regulatory fees	274	299	244	254	293
Impairment loss on assets held for sale	-	-	-	328	-
Acquisition related expenses	2,543	101	52	102	280
Deposit intangible expenses	186	192	196	200	204
FDIC loss-share clawback expenses	(35)	882	543	261	286
Other operating expenses	1,934	1,638	1,513	1,746	1,389
Total noninterest expense	20,597	18,116	15,476	15,706	15,334
Income before income taxes	2,966	2,470	1,812	4,851	1,792
Applicable income tax	1,007	698	469	1,446	470
Net income	$1,959	$1,772	$1,343	$3,405	$1,322
Earnings per common share:
Basic earnings per share	$0.26	$0.24	$0.18	$0.46	$0.18
Diluted earnings per share	$0.26	$0.23	$0.18	$0.45	$0.18
Dividends	$0.07	$0.07	$0.07	$-	$-
Weighted average-common shares outstanding:
Basic	7,485,528	7,436,717	7,422,044	7,407,722	7,371,804
Diluted	7,676,233	7,607,501	7,581,775	7,530,606	7,483,812
Other Financial Items:
Fixed compensation	5,787	5,431	5,092	4,979	5,175
Variable compensation	3,321	3,074	1,617	1,531	1,336
Employee benefits and taxes	2,274	1,805	1,871	2,212	1,597

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans(1)(2)	$999,848	$16,399	6.51%	$817,366	$13,891	6.74%
Investment securities (2)	301,646	1,691	2.22%	303,349	1,582	2.07%
Other short-term investments	27,367	22	0.32%	26,862	34	0.50%
Total interest-earning assets	1,328,861	18,112	5.41%	1,147,577	15,507	5.36%
Non-interest earning assets	155,007			179,188
Total assets	$1,483,868			$1,326,765
Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$659,883	$377	0.23%	$549,561	$306	0.22%
Time deposits	366,918	815	0.88%	359,631	676	0.75%
Total interest-bearing deposits	1,026,801	1,192	0.46%	909,192	982	0.43%
Federal Funds purchased and securities sold under repurchase agreements	37,480	339	3.59%	33,965	335	3.91%
Other Borrowings	111,829	517	1.83%	101,814	518	2.02%
Total interest-bearing liabilities	1,176,110	2,048	0.69%	1,044,971	1,835	0.70%
Non-interest bearing liabilities:
Demand Deposits	162,917			150,840
Other Liabilities	11,353			12,120
Total non-interest bearing liabilities	174,270			162,960
Total liabilities	1,350,380			1,207,931
Shareholders' equity	133,488			118,834
Total liabilities & shareholders' equity	$1,483,868			$1,326,765
Net interest income		$16,064			$13,672
Interest rate spread			4.72%			4.66%
Net yield on interest-earning assets (net interest margin)			4.80%			4.73%
Core net interest margin (non-GAAP):
Loans(1)(2)	$999,848	$16,399	6.51%	$817,366	$13,891	6.74%
Acquired credit impaired loan discount adjustments(3)	50,607	4,621	36.23%	75,023	3,718	19.66%
Adjusted loans	1,050,455	11,778	4.45%	892,389	10,173	4.52%
Adjusted total interest-earning assets	$1,379,468	13,491	3.88%	$1,222,600	11,789	3.83%
Total interest-bearing liabilities	$1,176,110	2,048	0.69%	$1,044,971	1,835	0.70%
Core Net interest income		$11,443			$9,954
Core Interest rate spread			3.19%			3.13%
Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.29%			3.23%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)

Acquired credit impaired loan discount adjustments include the reduction of interest income for discount accretion excluding contractual interest payments and the increase of core loans for the total balance of acquired credit impaired loan discounts.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Condensed Average Balances, Interest Rates and Yields
(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2014			2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans(1)(2)	$953,249	$46,977	6.59%	$770,383	$43,371	7.53%
Investment securities (2)	301,729	5,078	2.25%	278,438	4,337	2.08%
Other short-term investments	29,195	73	0.33%	50,941	147	0.39%
Total interest-earning assets	1,284,173	52,128	5.43%	1,099,762	47,855	5.82%
Non-interest earning assets	159,311			177,064
Total assets	$1,443,484			$1,276,826
Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$608,483	$1,062	0.23%	$532,053	$918	0.23%
Time deposits	376,457	2,446	0.87%	348,095	2,159	0.83%
Total interest-bearing deposits	984,940	3,508	0.48%	880,148	3,077	0.47%
Federal Funds purchased and securities sold under repurchase agreements	35,967	999	3.71%	33,846	995	3.93%
Other Borrowings	121,204	1,561	1.72%	90,096	1,451	2.15%
Total interest-bearing liabilities	1,142,111	6,068	0.71%	1,004,090	5,523	0.74%
Non-interest bearing liabilities:
Demand Deposits	161,326			139,208
Other Liabilities	9,243			13,091
Total non-interest bearing liabilities	170,569			152,299
Total liabilities	1,312,680			1,156,389
Shareholders' equity	130,804			120,437
Total liabilities & shareholders' equity	$1,443,484			$1,276,826
Net interest income		$46,060			$42,332
Interest rate spread			4.72%			5.08%
Net yield on interest-earning assets (net interest margin)			4.80%			5.15%
Core net interest margin (non-GAAP):
Loans(1)(2)	$953,249	$46,977	6.59%	$770,383	$43,371	7.53%
Acquired credit impaired loan discount adjustments(3)	55,998	13,115	31.31%	75,118	14,450	25.72%
Adjusted loans	1,009,247	33,862	4.49%	845,501	28,921	4.57%
Adjusted total interest-earning assets	$1,340,171	39,013	3.89%	$1,174,880	33,405	3.80%
Total interest-bearing liabilities	$1,142,111	6,068	0.71%	$1,004,090	5,523	0.74%
Core Net interest income		$32,945			$27,882
Core Interest rate spread			3.18%			3.07%
Core Net yield on interest-earning assets (net interest margin non-GAAP)			3.29%			3.17%

(1)	Average loan balances includes nonaccrual loans for the periods presented.
(2)

Fully Taxable Equivalent (“FTE”) at the rate of 34%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 34% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

(3)

Acquired credit impaired loan discount adjustments include the reduction of interest income for discount accretion excluding contractual interest payments and the increase of core loans for the total balance of acquired credit impaired loan discounts.

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HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except share and per share data)

	Five Quarter Comparison
Financial Condition Data:	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Total loans	$1,069,108	$845,101	$810,028	$798,753	$789,092
Loans held for sale	147,867	127,186	126,436	110,669	38,042
Acquired credit impaired loans covered	42,447	43,442	47,684	50,891	53,843
Allowance for loan losses	9,916	9,457	9,145	8,955	8,894
Total other real estate owned	9,225	7,710	8,727	10,535	10,244
Acquired other real estate owned covered	5,281	5,865	6,095	7,053	5,909
FDIC loss-share receivable	27,929	33,239	37,637	41,306	44,527
Goodwill and intangible assets	16,702	5,786	4,757	4,253	4,251
Total assets	1,755,534	1,487,431	1,413,540	1,380,925	1,322,309
Non-interest-bearing deposits	199,336	168,666	163,090	148,253	153,163
Interest-bearing deposits	1,141,925	1,040,134	963,564	928,168	899,318
Other borrowings	190,440	100,789	116,127	131,394	101,667
Federal funds purchased and securities sold under agreement to repurchase	42,815	35,350	33,785	37,648	35,393
Stockholders' equity	159,948	131,660	127,984	125,063	120,534
Total shares outstanding	9,183,574	7,851,296	7,834,517	7,834,537	7,834,765
Unearned ESOP shares	292,559	305,885	319,210	332,535	345,860
Total shares outstanding net of unearned ESOP	8,891,015	7,545,411	7,515,307	7,502,002	7,488,905
Book value per share	$17.99	$17.45	$17.03	$16.67	$16.10
Book value per share including unearned ESOP (non-GAAP)	17.42	16.77	16.34	15.96	15.38
Tangible book value per share (non-GAAP)	16.11	16.68	16.40	16.10	15.53
Tangible book value per share including unearned ESOP (non-GAAP)	15.60	16.03	15.73	15.42	14.84
Market value per share	20.19	19.83	19.65	19.25	17.42

	Five Quarter Comparison
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Key Financial Ratios and other information:
Performance Ratios
Annualized return on average assets	0.52%	0.49%	0.39%	1.00%	0.40%
Annualized return on average equity	5.82%	5.42%	4.26%	11.10%	4.41%
Net interest margin	4.80%	4.92%	4.66%	5.50%	4.73%
Net interest spread	4.72%	4.84%	4.59%	5.43%	4.66%
Efficiency ratio	84.80%	82.07%	84.20%	71.66%	82.29%
Capital Ratios
Average stockholders' equity to average assets	9.0%	9.0%	9.2%	9.0%	9.0%
Tangible equity to tangible assets (non-GAAP)	8.2%	8.5%	8.7%	8.8%	8.8%
Tier 1 leverage ratio	10.3%	9.1%	9.0%	9.5%	9.4%
Tier 1 risk-based capital ratio	12.0%	13.0%	12.8%	13.5%	14.3%
Total risk-based capital ratio	12.8%	14.0%	13.8%	14.5%	15.4%
Other Information
Full-time equivalent employees	586	490	455	426	412
Banking	371	312	305	306	308
Mortgage	209	171	143	113	97
Investments	6	7	7	7	7
Number of banking offices	36	29	29	27	27
Mortgage loan offices	20	15	15	14	12
Investment offices	5	5	5	4	4

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Loans	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Construction and land	$73,137	$57,863	$53,138	$50,167	$48,808
Farmland	29,441	28,502	30,116	23,420	22,561
Permanent 1 - 4	176,191	174,026	173,581	174,565	169,105
Permanent 1 - 4 - junior liens and revolving	39,694	35,827	34,661	32,038	30,180
Multifamily	28,742	26,436	25,718	22,650	27,468
Nonresidential	284,218	277,295	262,753	256,567	250,859
Commercial business	121,073	116,926	101,696	101,161	95,108
Consumer and other	21,612	27,918	20,907	23,976	21,499
Total non-acquired loans	$774,108	$744,793	$702,570	$684,544	$665,588
Allowance for non-acquired loans	9,916	9,457	9,145	8,955	8,894
Net non-acquired loans	$764,192	$735,336	$693,425	$675,589	$656,694
Acquired non-credit impaired loans	160,502	-	-	-	-
Acquired credit impaired non-covered	92,051	56,866	59,774	63,318	69,661
Acquired credit impaired covered	42,447	43,442	47,684	50,891	53,843
Total acquired credit impaired loans	134,498	100,308	107,458	114,209	123,504
Net loans	$1,059,192	$835,644	$800,883	$789,798	$780,198

Loan Balances by Geographical Region (excluding acquired loans):
	Five Quarter Comparison
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Albany	$314,875	$321,566	$302,664	$294,033	$288,089
Valdosta	102,751	103,231	103,479	100,936	101,729
Ocala	64,678	55,231	57,322	58,343	58,115
Statesboro	135,861	128,421	121,636	122,928	124,667
Auburn/Columbus	41,092	36,023	36,171	36,130	31,485
Macon	86,041	80,323	75,722	68,638	60,197
Birmingham	14,798	10,834	2,091	1,590	344
South Atlanta	14,012	9,164	3,485	1,946	962
	$774,108	$744,793	$702,570	$684,544	$665,588

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

Asset Quality Data (excluding acquired loans):	Five Quarter Comparison
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Nonaccrual loans	$6,895	$7,003	$9,245	$9,435	$10,986
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	6,895	7,003	9,245	9,435	10,986
OREO	648	507	1,104	1,789	2,654
Total non-performing assets	$7,543	$7,510	$10,349	$11,224	$13,640
Trouble debt restructuring - nonaccrual	$3,097	$3,426	$5,702	$5,763	$5,840
Trouble debt restructuring - accruing	4,683	4,392	1,968	1,983	1,996
Total trouble debt restructuring	$7,780	$7,818	$7,670	$7,746	$7,836
Accruing past due loans	$1,065	$752	$830	$1,001	$669
Total criticized assets	23,737	21,553	22,026	22,741	26,116
Total classified assets	19,280	18,573	18,717	19,582	23,048
Allowance for loan losses	9,916	9,457	9,145	8,955	8,894
Net charge-offs (recoveries)	$117	$92	$(20)	$160	$503
Asset Quality Ratios:
Allowance for loan losses to total non-acquired loans	1.28%	1.27%	1.30%	1.31%	1.34%
Allowance for loan losses to average non-acquired loans	1.30%	1.31%	1.32%	1.33%	1.37%
Allowance for loan losses to non-performing loans	143.81%	135.04%	98.92%	94.91%	80.96%
Non-performing loans to total non-acquired loans	0.89%	0.94%	1.32%	1.38%	1.65%
Non-performing assets to total assets	0.43%	0.50%	0.73%	0.81%	1.03%
Net charge-offs (recoveries) to average non-acquired loans (annualized)	0.06%	0.05%	-0.01%	0.10%	0.31%

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Acquired credit impaired assets	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Acquired credit impaired loans non-covered:
Commercial real estate	$47,409	$21,020	$21,269	$22,268	$25,027
Residential real estate	30,446	26,456	28,115	30,134	32,318
Construction and land	5,309	4,934	5,573	5,156	5,195
Commercial and industrial	5,796	1,800	1,926	2,604	3,638
Consumer and other	3,091	2,656	2,891	3,156	3,483
Total	92,051	56,866	59,774	63,318	69,661
Acquired credit impaired loans covered:
Commercial real estate	12,344	12,295	14,044	14,161	14,956
Residential real estate	19,219	19,637	22,372	23,886	25,082
Construction and land	10,126	10,679	10,332	11,642	12,469
Commercial and industrial	680	762	801	864	924
Consumer and other	78	69	135	338	412
Total	42,447	43,442	47,684	50,891	53,843
Total carrying value of acquired credit impaired loans	$134,498	$100,308	$107,458	$114,209	$123,504
Non-accrete discount for acquired credit impaired loans	22,729	16,600	30,818	36,746	48,545
Accretable discount for acquired credit impaired loans	31,540	36,066	27,492	26,860	23,445
Total discount for acquired credit impaired loans	54,269	52,666	58,310	63,606	71,990
Outstanding principal balance for acquired credit impaired loans	$188,767	$152,974	$165,768	$177,815	$195,494
Acquired OREO:
Non-covered	$3,296	$1,338	$1,527	$1,694	$1,680
Covered	5,281	5,865	6,095	7,053	5,909
Total carrying value of acquired OREO	$8,577	$7,203	$7,622	$8,747	$7,589
Total discount for acquired OREO	7,340	7,593	10,255	11,186	12,038
Gross carrying value of acquired OREO	$15,917	$14,796	$17,877	$19,933	$19,627
Total credit impaired loan discount accretion recognized in income:
Individual assessed discount accretion	$300	$1,681	$808	$3,132	$791
Pooled assessed discount accretion	4,320	2,963	3,042	3,140	2,927
Total credit impaired loan discount accretion recognized in income	$4,620	$4,644	$3,850	$6,272	$3,718
Acquired credit impaired ratios:
Total discount to principal balance for acquired loans	28.7%	34.4%	35.2%	35.8%	36.8%

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

	Five Quarter Comparison
Acquired credit impaired assets non-covered	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Outstanding principal balance:
Acquired loan pools non-covered	$81,787	$54,899	$58,294	$61,893	$66,294
Acquired loans individually assessed non-covered	33,774	19,497	20,644	22,214	27,627
Total outstanding principal loan balance non-covered	115,561	74,396	78,938	84,107	93,921
Gross carrying value for acquired OREO non-covered	6,373	3,892	4,254	4,470	4,993
Total gross balance of assets non-covered	$121,934	$78,288	$83,192	$88,577	$98,914
Non-accretable discount for estimated credit losses non-covered:
Acquired loan pools non-covered	$6,293	$2,883	$7,337	$8,932	$9,297
Acquired loans individually assessed non-covered	7,224	3,524	4,283	5,397	12,294
Total non-accretable discount non-covered	13,517	6,407	11,620	14,329	21,591
Acquired OREO discount non-covered	3,077	2,554	2,728	2,776	3,313
Total discount for estimated credit losses non-covered	$16,594	$8,961	$14,348	$17,105	$24,904
Accretable discount non-covered:
Accretable discount for improvement in cash flows non-covered	$9,200	$10,270	$6,603	$5,458	$380
Other accretable discount non-covered	793	855	941	1,002	2,288
Total accretable discount non-covered	9,993	11,125	7,544	6,460	2,668
Total discount non-covered	$26,587	$20,086	$21,892	$23,565	$27,572
Loan discount accretion recognized in income non-covered:
Individual assessed discount accretion	$18	$690	$428	$2,375	$619
Pooled assessed discount accretion	475	321	187	249	184
Total discount accretion recognized in income non-covered	$493	$1,011	$615	$2,624	$803
Acquired ratios non-covered:
Total discount to principal balance for acquired assets non-covered	21.8%	25.7%	26.3%	26.6%	27.9%
Gross balance of loans non-covered to total acquired loans	61.2%	48.6%	47.6%	47.3%	48.0%

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands)

Acquired credit impaired assets covered	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Outstanding principal balance:
Acquired loan pools covered	$53,733	$57,567	$63,789	$69,192	$74,020
Acquired loans individually assessed covered	19,473	21,010	23,041	24,517	27,554
Total outstanding principal loan balance covered	73,206	78,577	86,830	93,709	101,574
Gross carrying value for acquired OREO covered	9,544	10,904	13,622	15,463	14,634
Total gross balance of assets covered	$82,750	$89,481	$100,452	$109,172	$116,208
Non-accretable discount for estimated credit losses covered:
Acquired loan pools covered	$5,027	$5,401	$12,215	$15,284	$16,281
Acquired loans individually assessed covered	4,184	4,792	6,983	7,133	10,673
Total non-accretable discount covered	9,211	10,193	19,198	22,417	26,954
Acquired OREO discount covered	4,263	5,039	7,528	8,410	8,725
Total discount for estimated credit losses covered	$13,474	$15,232	$26,726	$30,827	$35,679
Accretable discount covered:
Accretable discount for improvement in cash flows covered	$18,597	$22,084	$18,156	$18,012	$17,676
Other accretable discount covered	2,951	2,858	1,792	2,389	3,101
Total accretable discount covered	21,548	24,942	19,948	20,401	20,777
Total discount covered	$35,022	$40,174	$46,674	$51,228	$56,456
Loan discount accretion recognized in income covered:
Individual assessed accretion	$282	$991	$380	$757	$172
Pooled assessed accretion	3,845	2,642	2,855	2,891	2,743
Total discount accretion recognized in income covered	$4,127	$3,633	$3,235	$3,648	$2,915
Acquired ratios covered:
Total discount to principal balance for acquired assets covered	42.3%	44.9%	46.5%	46.9%	48.6%

	Five Quarter Comparison
FDIC loss-share receivable	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
FDIC loss-share receivable:
Single family estimated credit losses	$6,524	$7,506	$8,446	$8,995	$9,134
Non-single family estimated credit losses	19,133	22,347	27,459	30,077	33,550
Pending reimbursements and other	2,272	3,386	1,732	2,234	1,843
Total	$27,929	$33,239	$37,637	$41,306	$44,527
FDIC loss-share clawback liability	$3,332	$3,366	$2,484	$1,941	$1,681
Total covered discount	$35,022	$40,174	$46,674	$51,228	$56,456
Total covered discount impacting FDIC loss-share receivable	$32,071	$37,316	$44,882	$48,839	$53,355
Total covered discount impacting FDIC loss-share receivable at 80%	$25,657	$29,853	$35,906	$39,071	$42,684
FDIC loss-share receivable ratios:
FDIC receivable as % of gross balance of covered assets	33.8%	37.1%	37.5%	37.8%	38.3%
Covered discount at 80% as % of FDIC receivable	91.9%	89.8%	95.4%	94.6%	95.9%

-MORE-

HBOS Reports Third Quarter 2014 Results

October 29, 2014

Heritage Financial Group, Inc. and Subsidiary
Consolidated Financial Highlights
(Unaudited)

Mortgage Segment Information
	Five Quarter Comparison
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Net interest income	$716	$924	$825	$114	$218
Provision for loan losses	-	-	-	-	-
Noninterest income	6,892	6,153	2,392	2,951	1,952
Noninterest expense	7,103	6,178	3,815	3,149	2,968
Income tax expense (benefit)	157	278	(185)	(26)	(247)
Mortgage profit (loss)	$348	$621	$(413)	$(58)	$(551)
Mortgage segment assets	$158,277	$139,024	$136,662	$120,716	$44,588
Other Financial Items:
Fixed compensation	$1,594	$1,375	$1,106	$1,037	$1,010
Variable compensation	3,433	2,832	1,402	1,311	1,121

Mortgage Segment Selected Other Information:
	Five Quarter Comparison
	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Retail production	$207,315	$187,669	$98,554	$84,381	$83,657
Wholesale production	85,294	62,228	36,941	36,030	31,646
Total production	$292,609	$249,897	$135,495	$120,411	$115,303
Purchase as a % of total production	78%	84%	80%	78%	76%
Refi as a % of total production	22%	16%	20%	22%	24%
End of period locks	$135,963	$117,940	$71,121	$43,054	$47,871

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